                                                                   MORTGAGE AND OTHER NOTES PAYABLE
                                                        INCLUDING WEIGHTED INTEREST RATES AT MARCH 31, 2001

                                                                 BENEFICIAL   EFFECTIVE
                                                      100%        INTEREST    RATE (a)                                MATURITIES AT BENEFICIAL INTEREST
                                                                                        ----------------------------------------------------------------------------------------------
                                                     3/31/01       3/31/01    3/31/01   2001      2002     2003     2004     2005    2006     2007     2008     2009     2010    TOTAL
                                                     ---------------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED  FIXED RATE DEBT:
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
BEVERLY CENTER                                           146.0         146.0     8.36%                                146.0                                                         146.0
BILTMORE                                                  79.5          79.5     7.68%        0.5     0.8      0.8      0.9      1.0      1.1     1.2      1.2     72.0              79.5
MACARTHUR CENTER                                         144.5         101.2     7.59%        0.7     1.0      1.1      1.1      1.2      1.3     1.4      1.5      1.7     90.2    101.2
THE MALL AT SHORT HILLS                                  270.0         270.0     6.70%                1.9      3.0      3.2      3.5      3.7     4.0      4.2    246.4             270.0
OTHER                                                     24.4          24.4    11.91%        0.8     1.8      0.3      0.3      0.3      0.4     0.4      0.1     20.0      0.0     24.4
                                                     -------------------------------------------------------------------------------------------------------------------------------------
TOTAL CONSOLIDATED FIXED                                 664.4         621.1     7.57%        2.0     5.4      5.3    151.6      6.0      6.5     6.9      7.1    340.1     90.2    621.0
WEIGHTED RATE                                                                               7.56%   7.20%    7.02%    8.31%    7.02%    7.02%   7.03%    7.06%    7.28%    7.59%

CONSOLIDATED FLOATING RATE DEBT:
--------------------------------
GREAT LAKES CROSSING                                     170.0         144.5     6.79%        1.6   142.9                                                                           144.5
THE SHOPS AT WILLOW BEND                                 123.6         123.6     7.14%                       123.6                                                                  123.6
TWELVE OAKS                                               50.0          50.0     5.61%       50.0                                                                                    50.0
OTHER                                                    100.0         100.0     6.26%      100.0                                                                                   100.0
TRG CREDIT FACILITY                                       17.4          17.4     6.00%       17.4                                                                                    17.4
TRG CREDIT FACILITY                                      118.0         118.0     6.05%      118.0                                                                                   118.0
                                                     -------------------------------------------------------------------------------------------------------------------------------------
TOTAL CONSOLIDATED FLOATING                              579.0         553.5     6.49%      287.0   142.9    123.6      0.0      0.0      0.0     0.0      0.0      0.0      0.0    553.6
WEIGHTED RATE                                                                               6.05%   6.79%    7.14%    0.00%    0.00%    0.00%   0.00%    0.00%    0.00%    0.00%

TOTAL CONSOLIDATED                                     1,243.5       1,174.6     7.06%      289.0   148.3    128.9    151.6      6.0      6.5     6.9      7.1    340.1     90.2  1,174.6
WEIGHTED RATE                                                                               6.06%   6.80%    7.13%    8.31%    7.02%    7.02%   7.03%    7.06%    7.28%    7.59%
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
JOINT VENTURES FIXED RATE DEBT: (b)
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

ARIZONA MILLS                               36.84%       145.7          53.7     7.90%        0.3     0.4      0.5      0.5      0.6      0.6     0.6      0.7      0.8     48.8     53.7
CHERRY CREEK                                50.00%       177.0          88.5     7.68%                                  0.5      1.3     86.7                                        88.5
FAIR OAKS                                   50.00%       140.0          70.0     6.60%                                                                    70.0                       70.0
WESTFARMS                                   78.94%       100.0          78.9     7.85%               78.9                                                                            78.9
WOODLAND                                    50.00%        66.0          33.0     8.20%                                 33.0                                                          33.0
                                                     -------------------------------------------------------------------------------------------------------------------------------------
TOTAL JOINT VENTURE FIXED                                628.7         324.1     7.58%        0.3    79.4      0.5     34.0      1.8     87.3     0.6     70.7      0.8     48.8    324.2
WEIGHTED RATE                                                                               7.90%   7.85%    7.90%    8.19%    7.75%    7.68%   7.90%    6.61%    7.90%    7.90%

JOINT VENTURES FLOATING RATE DEBT:
----------------------------------

DOLPHIN MALL                                50.00%       157.9 (c)      79.0     8.14%               79.0                                                                            79.0
THE MALL AT MILLENIA                        50.00%         8.7           4.4     7.10%                         4.4                                                                    4.4
STAMFORD TOWN CENTER                        50.00%        76.0          38.0     5.96%               38.0                                                                            38.0
INTERNATIONAL PLAZA                         26.49%        96.2          25.5     6.95%               25.5                                                                            25.5
WESTFARMS                                   78.94%        55.0          43.4     6.23%               43.4                                                                            43.4
OTHER                                                      2.7           1.7     8.00%        0.3     0.4      0.4      0.4      0.1                                                  1.7
                                                     -------------------------------------------------------------------------------------------------------------------------------------
TOTAL JOINT VENTURE FLOATING                             396.6         191.9     7.09%        0.3   186.3      4.8      0.4      0.1      0.0     0.0      0.0      0.0      0.0    191.9
WEIGHTED RATE                                                                               8.00%   7.09%    7.18%    8.00%    8.00%    0.00%   0.00%    0.00%    0.00%    0.00%

TOTAL JOINT VENTURE                                    1,025.3         516.0     7.40%        0.6   265.7      5.3     34.4      1.9     87.3     0.6     70.7      0.8     48.8    516.1
WEIGHTED RATE                                                                               7.95%   7.31%    7.24%    8.19%    7.76%    7.68%   7.90%    6.61%    7.90%    7.90%
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
TRG BENEFICIAL INTEREST TOTALS
------------------------------
FIXED RATE DEBT                                                        945.2     7.57%        2.3    84.8      5.7    185.6      7.8     93.8     7.6     77.8    340.9    138.9    945.2
                                                                                            7.61%   7.81%    7.09%    8.29%    7.19%    7.64%   7.10%    6.65%    7.28%    7.70%
FLOATING RATE DEBT                                                     745.5     6.64%      287.4   329.2    128.4      0.4      0.1      0.0     0.0      0.0      0.0      0.0    745.5
                                                                                            6.05%   6.96%    7.14%    8.00%    8.00%    0.00%   0.00%    0.00%    0.00%    0.00%
TOTAL                                                                1,690.6     7.18%      289.7   413.9    134.2    186.0      7.9     93.8     7.6     77.8    340.9    138.9  1,690.6
                                                                                            6.07%   7.13%    7.14%    8.29%    7.29%    7.64%   7.10%    6.65%    7.28%    7.70%

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

                                                                  Average Maturity         4.73
                                                                                           ====

(a)      Rate includes effect of swap at Dolphin.  No caps are in the money at March 31, 2001.
(b)      Schedule excludes a $13.8 million related party note payable.
(c)      As of 3/31/01, $200 million is swapped to an all-in rate of 8.14%.